Exhibit 99.1

NVR, INC. ANNOUNCES THIRD QUARTER RESULTS

FOR IMMEDIATE RELEASE	Contact:	Dan Malzahn
	Office:	(703) 956-4204

October 21, 2008, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced that diluted earnings per share and net income for its third quarter ended September 30, 2008 decreased 60% when compared to the 2007 third quarter. Net income for the 2008 third quarter was $36,551,000, $6.12 per diluted share, compared to net income of $91,113,000, $15.26 per diluted share, for the same period of 2007. Consolidated revenues for the third quarter of 2008 totaled $939,211,000, a 27% decrease from $1,292,088,000 for the comparable 2007 quarter.

For the nine months ended September 30, 2008, consolidated revenues were $2,782,865,000, 25% lower than the $3,701,945,000 reported for the same period of 2007. Net income for the nine months ended September 30, 2008 was $131,349,000, a decrease of 51% when compared to the nine months ended September 30, 2007. Diluted earnings per share for the nine months ended September 30, 2008 was $22.21, a decrease of 47% from $42.25 per diluted share for the comparable period of 2007.

Homebuilding

New orders in the third quarter of 2008 decreased 25% to 2,002 units, when compared to 2,660 units in the third quarter of 2007. The cancellation rate in the quarter ended September 30, 2008 was 24% compared to 27% in the third quarter of 2007 and 19% in the second quarter of 2008. Settlements decreased in the third quarter of 2008 to 2,750 units, 21% less than the same period of 2007. The Company’s backlog of homes sold but not settled at the end of the 2008 quarter decreased on a unit basis by 35% to 4,583 units and 44% on a dollar basis to $1,499,830,000 when compared to the same period last year.

Homebuilding revenues for the three months ended September 30, 2008 totaled $928,265,000, 27% lower than the year earlier period. Gross profit margins decreased to 13.2% in the 2008 third quarter compared to 14.4% for the same period in 2007. Gross profit margins were impacted by land deposit impairments of approximately $43,000,000, 461 basis points of revenue, in the 2008 third quarter, and approximately $97,000,000, 760 basis points of revenue, in the year ago period. Gross profit margins excluding the land deposit impairments were 17.8% in the 2008 third quarter compared to 22.0% for the same period in 2007. Income before tax from the homebuilding segment totaled $56,535,000 in the 2008 third quarter, a decrease of 56% when compared to the third quarter of the previous year. Operating unit activity and financial performance are being negatively impacted by high levels of new and existing home inventories, affordability issues, a tight mortgage lending environment and declining homebuyer confidence.

Mortgage Banking

Mortgage closed loan production of $610,313,000 for the three months ended September 30, 2008 was 23% lower than the same period last year. Operating income for the mortgage banking operations during the third quarter of 2008 decreased 76% to $4,072,000, when compared to $16,814,000 reported for the same period of 2007. Operating income in the current quarter was negatively impacted by a $4,100,000 decrease in unrealized income from the fair value measurements required under SFAS No. 157, Fair Value Measurement, and more competitive mortgage pricing.

Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than those of historical facts included herein, including those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing by NVR and NVR’s customers, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets, mortgage financing availability and other factors over which NVR has little or no control. The Company has no obligation to update such forward-looking statements.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Homebuilding:
Revenues	$928,265	$1,270,471	$2,739,167	$3,642,721
Other income	4,256	4,209	14,356	16,425
Cost of sales	(805,931)	(1,087,399)	(2,305,231)	(3,002,746)
Selling, general and administrative	(66,796)	(54,906)	(240,833)	(253,510)
Operating income	59,794	132,375	207,459	402,890
Interest expense	(3,259)	(3,375)	(9,730)	(9,995)
Homebuilding income	56,535	129,000	197,729	392,895

Mortgage Banking:
Mortgage banking fees	10,946	21,617	43,698	59,224
Interest income	929	1,078	2,608	3,415
Other income	188	320	531	780
General and administrative	(7,761)	(6,001)	(23,823)	(24,278)
Interest expense	(230)	(200)	(544)	(513)
Mortgage banking income	4,072	16,814	22,470	38,628

Income before taxes	60,607	145,814	220,199	431,523

Income tax expense	(24,056)	(54,701)	(88,850)	(164,842)

Net income	$36,551	$91,113	$131,349	$266,681

Basic earnings per share	$6.72	$17.25	$24.60	$48.35

Diluted earnings per share	$6.12	$15.26	$22.21	$42.25

Basic average shares outstanding	5,438	5,283	5,340	5,516

Diluted average shares outstanding	5,968	5,969	5,915	6,312

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2008	December 31, 2007
	(unaudited)

ASSETS

Homebuilding:
Cash and cash equivalents	$963,313	$660,709
Receivables	10,444	10,855
Inventory:
Lots and housing units, covered under
sales agreements with customers	536,895	573,895
Unsold lots and housing units	67,570	105,838
Manufacturing materials and other	6,555	9,121
	611,020	688,854

Contract land deposits	130,575	188,528
Assets not owned, consolidated
per FIN 46R	127,074	180,206
Property, plant and equipment, net	26,834	32,911
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Goodwill and other indefinite and definite
life intangibles, net	11,707	11,782
Other assets	253,785	252,461

	2,176,332	2,067,886

Mortgage Banking:
Cash and cash equivalents	1,728	3,500
Mortgage loans held for sale, net	113,839	107,338
Property and equipment, net	903	881
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	8,003	7,464

	131,820	126,530

Total assets	$2,308,152	$2,194,416

(Continued)

NVR, Inc.
Consolidated Balance Sheets (continued)
(in thousands, except share and per share data)

	September 30, 2008	December 31, 2007
	(unaudited)

LIABILITIES AND SHAREHOLDERS’ EQUITY

Homebuilding:
Accounts payable	$181,403	$219,048
Accrued expenses and other liabilities	235,564	251,475
Liabilities related to assets not owned,
consolidated per FIN 46R	118,323	164,369
Customer deposits	93,117	125,315
Other term debt	2,630	2,820
Senior notes	200,000	200,000
	831,037	963,027
Mortgage Banking:
Accounts payable and other liabilities	13,858	18,551
Notes payable	90,782	83,463
	104,640	102,014

Total liabilities	935,677	1,065,041

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; 60,000,000
shares authorized; 20,561,187 and 20,592,640
shares issued for September 30, 2008 and
December 31, 2007, respectively	206	206
Additional paid-in capital	706,560	663,631
Deferred compensation trust - 515,950 and
516,085 shares of NVR, Inc. common stock for
September 30, 2008 and December 31, 2007,
respectively	(75,495)	(75,636)
Deferred compensation liability	75,495	75,636
Retained earnings	3,661,344	3,529,995
Less treasury stock at cost - 15,108,940 and
15,455,086 shares for September 30, 2008 and
December 31, 2007, respectively	(2,995,635)	(3,064,457)
Total shareholders’ equity	1,372,475	1,129,375
Total liabilities and shareholders’ equity	$2,308,152	$2,194,416

NVR, Inc.
Operating Activity
(unaudited)
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Homebuilding data:
New orders (units):
Mid Atlantic (1)	965	1,061	3,598	4,785
North East (2)	205	260	725	1,022
Mid East (3)	577	667	2,020	2,620
South East (4)	255	672	1,060	1,895
Total	2,002	2,660	7,403	10,322

Average new order price	$302.9	$330.1	$314.1	$358.4

Settlements (units):
Mid Atlantic (1)	1,266	1,656	3,851	4,728
North East (2)	264	345	813	918
Mid East (3)	756	936	2,012	2,347
South East (4)	464	539	1,289	1,646
Total	2,750	3,476	7,965	9,639

Average settlement price	$337.1	$365.1	$343.5	$377.5

Backlog (units):
Mid Atlantic (1)			2,473	3,722
North East (2)			417	644
Mid East (3)			1,121	1,547
South East (4)			572	1,158
Total			4,583	7,071

Average backlog price			$327.3	$381.2

Community count (average)	426	506	437	517
Lots controlled at end of period			58,300	79,700

Mortgage banking data:
Loan closings	$610,313	$793,749	$1,727,718	$2,358,218
Capture rate	86%	84%	84%	85%

Common stock information:
Shares outstanding at end of period			5,452,247	5,135,600
Number of shares repurchased	-	479,088	-	784,788
Aggregate cost of shares repurchased	-	$297,859	-	$507,472

(1)	Virginia, West Virginia, Maryland, and Delaware
(2)	Eastern Pennsylvania and New Jersey
(3)	Western Pennsylvania, Kentucky, New York and Ohio
(4)	North Carolina, South Carolina and Tennessee